                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                               CATALOG.COM, INC.

     CATALOG.COM, INC., a corporation organized and existing under the laws of the State of Oklahoma (the "Corporation"), does hereby certify that:

    FIRST: The name of this Corporation is Catalog.com, Inc., and the name under which it originally incorporated is Ethos Communications Corp.

    SECOND: The date of filing of this Corporation's original Certificate of Incorporation with the Secretary of State of the State of Oklahoma was February 28, 1996. The dates of filing of this Corporation's Certificates of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Oklahoma were May 28, 1997, and April 14, 1999.

    THIRD: Pursuant to Sections 1077 and 1080 of the Oklahoma General Corporation Act, this Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation's Certificate of Incorporation as follows:

                                   ARTICLE I

                                     Name
                                     ----

     The name of this Corporation is: Catalog.com, Inc.

                                  ARTICLE II

                               Registered Agent
                               ----------------

    The address of the Corporation's registered office in the State of Oklahoma is One Leadership Square, 211 N. Robinson, Suite 1700, Oklahoma City, Oklahoma 73102. The name of its registered agent at such address is Irwin H. Steinhorn.

                                  ARTICLE III

                                   Duration
                                   --------

     The duration of the Corporation is perpetual.

                                  ARTICLE IV

                                   Purposes
                                   --------

    The objectives and purposes for which the Corporation is organized is for any lawful act or activity for which a corporation may be organized under the General Corporation Act of the State of Oklahoma, now or hereafter in effect.

                                   ARTICLE V

                              Authorized Capital
                              ------------------

    The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 21,000,000 shares, divided into classes designated as follows: (i) 19,000,000 shares of common stock, par value $.0l per share (the "Common Stock"); and (ii) 2,000,000 shares of preferred stock, par value $.0l per share (the "Preferred Stock").

                                  ARTICLE VI

                              Attributes of Stock
                              -------------------

    The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, for each class of stock of the Corporation shall be as follows:

    Common Stock: Each share of Common Stock shall be equal to each other share
    ------------
of Common Stock and, when issued, shall be fully paid and non-assessable, and the personal property of shareholders shall not be liable for corporate debts. Subject to any preferential rights of the holders of Preferred Stock, the holders of Common Stock of the Corporation shall each be entitled to share in any dividends of the Corporation ratably, if, as and when declared by the Board of Directors.

    Each holder of record of Common Stock shall have one vote for each share of Common Stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock.

    Preferred Stock: Shares of Preferred Stock may be issued from time to time
    ---------------
in one or more series as determined by the Board of Directors. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the particulars fixed by the Board of Directors for each series as provided herein. All shares of any one series shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

    The Board of Directors is hereby authorized, by resolution or resolutions to provide out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of

Directors shall fix and determine, and is hereby expressly authorized and empowered to fix and determine, by resolution or resolutions, the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, and in connection therewith, the Board of Directors is expressly authorized and empowered to fix and determine any or all of the following provisions of the shares of such series:

     (i) the designation of such series and the number of shares which shall constitute such series;

     (ii) the annual dividend rate payable on shares of such series, expressed in a dollar amount per share, and the date or dates from which such dividends shall commence to accrue and shall be cumulative;

     (iii) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

     (iv) the amounts payable upon shares of such series, in the event of the voluntary or involuntary liquidation, distribution of assets (other than payment of dividends), dissolution, or winding up of the affairs of the Corporation;

     (v) the sinking funds or mandatory redemption provisions, if any, for the redemption or purchase of shares of such series;

     (vi) the extent of the voting powers, if any, of the shares of such series;

     (vii) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation or any class or classes thereof; and

     (viii) any other preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of such preferences or rights, of shares of such series.

     The Amended and Restated Certificate of Designation for the Series B Convertible Preferred Stock is attached hereto as Exhibit "A" and is hereby incorporated in its entirety.

     Rights or Options: At any time, or from time to time, the Corporation may
     -----------------
grant rights or options to purchase from the Corporation any shares of its capital stock of any class or series to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors of the Corporation may determine. The rights and options may contain provisions which, among other things, adjust the option price or number of shares issuable under such rights or options in the event of an acquisition of shares or a reorganization, merger, consolidation, sale of assets or other occurrence involving the Corporation. The terms and conditions of such rights or options may also include, without limitation, restrictions or conditions that preclude or limit the exercise, transfer or receipt of such rights or options by any person or persons owning or offering to acquire a specified number or percentage of the outstanding Common Stock or other securities of the Corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.


                                  ARTICLE VII

                                  Amendments
                                  ----------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereinafter prescribed herein and by the laws of the State of Oklahoma, and all rights conferred upon stockholders herein are granted subject to this reservation.

     Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, (i) the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Board of Directors of the Corporation ("Voting Power"), voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles VI, VII, VIII, IX, X and XII of this Amended and Restated Certificate of Incorporation, and (ii) the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock shall be required to amend ANY OTHER ARTICLE of this Amended and Restated Certificate of Incorporation, provided that the number of authorized shares of any class or classes of stock of the Corporation, including without limitation the Preferred Stock and the Common Stock, may be increased or decreased, but not below the number of shares thereof outstanding, by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without regard to class.

                                 ARTICLE VIII

                              Board of Directors
                              ------------------

     The Board of Directors shall be divided into three (3) classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 2001 annual meeting of shareholders, the term of office of the second class to expire at the 2002 annual meeting of shareholders and the term of office of the third class to expire at the 2003 annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. The number of directors which shall constitute the whole Board of Directors of the Corporation and each class thereof shall be as specified pursuant to the Bylaws of the Corporation and may be altered from time to time as may be provided therein, provided, however, the number of directors which shall constitute the whole Board of Directors shall be no less than three (3). Directors and officers need not be shareholders. In case of vacancies in the

Board of Directors, including vacancies occurring by reason of an increase in the number of directors, a majority of the remaining members of the Board, even though less than a quorum, may elect directors to fill such vacancies to hold office until the next annual meeting of the shareholders.

                                  ARTICLE IX

                              Amendment of Bylaws
                              -------------------

     The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. The shareholders of the Corporation may not adopt, amend or repeal the Bylaws of the Corporation other than by the affirmative vote of 66-2/3% of the Voting Power, voting together as a single class.


                                   ARTICLE X

                             Exculpatory Provision
                             ---------------------

     No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 1053 of the Oklahoma General Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article X is in effect shall be deemed to be doing so in reliance on the provisions of this Article X, and neither the amendment or repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article X are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     If the Oklahoma General Corporation Act is amended to further limit or eliminate liability of the Corporation 's directors for breach of fiduciary duty, then a director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the Oklahoma General Corporation Act as so amended. If the Oklahoma General Corporation Act is amended to increase or expand liability of the Corporation's directors for breach of fiduciary duty, no such amendment shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or otherwise adversely affect any right or protection of a director of this Corporation existing at the time of such amendment.


                                  ARTICLE XI

                         Compromise or Arrangement by
                         ----------------------------
                  Corporation With Creditors or Shareholders
                  ------------------------------------------

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE XII

                          Actions By Written Consent
                          --------------------------

     No action that is required or permitted to be taken by the shareholders of the Corporation at any annual or special meeting of shareholders may be effected by written consent of shareholders in lieu of a meeting of shareholders, unless the action to be effected by written consent of shareholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

     FOURTH: That each one share of common stock, $.01 par value ("Pre-Split Common Stock"), of the Corporation issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Oklahoma, shall be and are hereby automatically reclassified and changed (without any further act) into two (2) fully-paid and nonassessable shares of common stock, $.01 par value ("Post-Split Common Stock"), of the Corporation. Neither certificates nor scrip for fractional shares of Post-Split Common Stock will be issued, but the Corporation shall issue and deliver to the holders of Pre-Split Common Stock, whole shares of Post-Split Common Stock taking into account any fractional shares created by reason of such reclassification by rounding up to the next highest number.

     FIFTH: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 1077 and 1080 of the Oklahoma General Corporation Act, after being proposed by the directors and adopted by the shareholders in the manner and by the written consent prescribed in Section 1073A of the Oklahoma General Corporation Act.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed by its Chief Executive Officer and attested to by its Secretary this ____ day of October, 2000.


                              CATALOG.COM, INC.


                              By:
                                   ________________________________________
                                   Robert W. Crull, Chief Executive Officer


ATTEST:


_____________________________
David D. Gaither, Secretary

                                  EXHIBIT "A"

                             AMENDED AND RESTATED
                       CERTIFICATE OF DESIGNATION OF THE
                     SERIES B CONVERTIBLE PREFERRED STOCK
                                OF CATALOG.COM


     CATALOG.COM, INC. (the "Corporation"), a corporation organized and existing under the Oklahoma General Corporations Act (the "Act"), DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors by the Corporation's Certificate of Incorporation and pursuant to the provisions of the Act, said Board of Directors unanimously adopted the following resolutions providing for the amendment and restatement of the designations, amounts, relative rights, preferences, qualifications, limitations and restrictions of the Corporation's authorized preferred stock, $.01 par value, designated and known as the "Series B Convertible Preferred Stock."

     RESOLVED, that the Board of Directors, in accordance with the resolutions of the June 7, 2000 Memorandum of Action of the shareholders of the Corporation, hereby amends and restates the designations, amounts, relative rights, preferences, qualifications, limitations and restrictions of the Series B Preferred Stock as follows:

     1.   Number of Shares.  The Series B Preferred Stock shall consist of
          ----------------
800,000 shares. The term "Preferred Stock" used herein without reference to the Series B Preferred Stock, shall mean all of the Series B Preferred Stock, share for share alike, except as otherwise expressly provided or as the context otherwise requires.

     2.   Voting.
          ------

          2A.   General.  Except as may be otherwise provided in these terms of
                -------
the Series B Preferred Stock or by law; the Series B Preferred Stock shall vote together with all other classes and series of stock of the Corporation entitled to vote as a single class on all actions to be taken by the shareholders of the Corporation. Each share of Series B Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each such share of Series B Preferred Stock is then convertible.

          2B.   Board Seat.  The holders of the Series B Preferred Stock,
                ----------
voting together as a separate class, shall be entitled to elect two (2) directors of the Corporation (the "Series B Directors"). The holders of the Common Stock, voting as a separate class shall be entitled to elect three (3) directors (the "Common Stock Directors") of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the election of the Series B

Directors. A vacancy in the Series B directorships shall be filled only by vote or written consent of the holders of the Series B Preferred Stock; a vacancy in any Common Stock Directorship shall be filled only by vote or written consent of the holders of the Common Stock.

          2C.  Outside Director Approval.  A majority of the Outside Directors
               -------------------------
(as hereinafter defined) shall approve: (i) any increase or decrease in the number of directors; (ii) incurring debt exceeding $1.5 million for any single purpose; (iii) changing the Corporation's primary line(s) of business; (iv) registering any shares for public sale; and (v) the retention or termination or material modification of duties of the officers of the Corporation (except as may be agreed in voting trust agreements or the like). For the purposes of this Certificate, the term "Outside Directors" shall mean directors who are not employees of the Corporation.

     3.   Dividends.
          ---------

          3A.  Series B Preferred Stock.  Dividends upon the Series B
               ------------------------
Preferred Stock shall be paid out of funds legally available therefore, annually beginning on August 1, 2001, at the rate per annum of $.27 per share (annually the "Mandatory Dividend") and collectively the "Mandatory Dividends"). In addition, commencing on August 1, 2001, the holders of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefore, additional annual dividends at the rate per annum of $.27 per share (the "Elective Dividend" and collectively the "Elective Dividends"), when, as and if declared by the Board of Directors. Elective and Mandatory Dividends (the "Series B Accruing Dividends") shall accrue from day to day, whether or not earned or declared, and shall be cumulative, from August 1, 2001.

          3B.  Common Stock.  No dividends shall be declared or paid on the
               ------------
Common Stock: (i) at a rate in excess of the dividends declared and paid on the Series B Preferred Stock, and (ii) unless all Series B Accruing Dividends have been paid in full to the holders of the Series B Preferred Stock.

     4.   Liquidation.
          -----------

          4A.  Series B Liquidation Preference.  Upon any liquidation,
               -------------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Preferred Stock (including, without limitation, shares of Common Stock), to be paid an amount equal to $9.00 per share (the "Series B Base Liquidation Value") plus an amount equal to all Series B Accruing Dividends unpaid thereon, computed to the date payment thereof is made available (such amount payable with respect to one share of Series B Preferred Stock being sometimes referred to as the "Series B Liquidation Preferred Payment"). If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Preferred Stock shall be insufficient to permit payment in full to the holders of Series B

Preferred Stock of the Series B Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably, based upon Series B Liquidation Preference Payments, among the holders of Series B Preferred Stock.

          4B.  Distribution to Holders of Common Stock.  Upon any liquidation,
               ---------------------------------------
dissolution or winding up of the Corporation, immediately after the holders of Series B Preferred Stock shall have been paid in full the Series B Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Common Stock.

          4C.  Notice of Liquidation, Dissolution or Winding Up.  Written notice
               ------------------------------------------------
of liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          4D.  Deemed Liquidation.  For purposes of this paragraph 4, a
               ------------------
liquidation, dissolution or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, convey or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of; provided that this subparagraph 4D shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation. In the event of a deemed liquidation as described above, if the consideration received by the Corporation is other than cash its value will be deemed its fair market value. Any securities shall be valued as follows:

          (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                    (A) If traded on a securities exchange of The Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                    (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) days prior to the closing; and

                    (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the Voting Power of all then outstanding shares of Preferred Stock.

          4E.  Notice of Liquidation, Dissolution or Winding Up.  Written notice
               ------------------------------------------------
of liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

     5.   Restrictions.  At any time when shares of Preferred Stock are
          ------------
outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or by the Certificate of Incorporation, without the approval of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single series, the Corporation will not:

          5A.  Additional Classes of Stock.  Create or authorize the creation of
               ---------------------------
any additional class or series of shares of stock unless the same ranks junior to the Series B Preferred Stock with respect to voting, dividends, conversion or upon liquidation, or increase the authorized amount of Series B Preferred Stock, or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series B Preferred Stock with respect to voting, dividends, conversion or upon liquidation, or create or authorize any obligation or security convertible into shares of Series B Preferred Stock voting or into shares of any other class or series of stock unless the same ranks junior to the Series B Preferred Stock with respect to voting, dividends, conversion or upon liquidation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise.

          5B.  Liquidation, Merger or Sale of Assets.  Consent to any
               -------------------------------------
liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets.

          5C.  Certificate of Incorporation and Bylaws.  Amend, alter or repeal
               ---------------------------------------
its Certificate of Incorporation or Bylaws in a manner which materially adversely affects the holders of Preferred Stock.

          5D.  Dividends and Distributions.  Purchase or set aside any sums for
               ---------------------------
the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series B Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares. The restrictions contained in this subparagraph shall not apply in circumstances where the Corporation is current in the payment of all Elective Dividends and Mandatory Dividends and there are no unpaid Series B Accruing Dividends.

          5E.  Redemption.  Redeem or otherwise acquire any shares of Preferred
               ----------
Stock except as expressly authorized in paragraph 7 (provided that this provision shall not apply to the Corporation's repurchase of Common Stock issued pursuant to the terms of the Catalog.com, Inc. 1997 Stock Option Plan or the Catalog.com, Inc. 1999 Stock Option Plan).

          5F.  Bankruptcy.  Initiate a voluntary bankruptcy proceedings or
               ----------
consent to the appointment of a receiver or trustee.

          6.   Conversions.  The holders of shares of Preferred Stock shall have
               -----------
the following conversion rights:

               6A.  Right to Convert.  Subject to the terms and conditions of
                    ----------------
this paragraph 6, the holder of any shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series B Preferred Stock so to be converted by $9.00 and
(ii) dividing the result by the conversion price of $9.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion. The conversion price set forth herein or such price as last adjusted, is referred to herein as the "Conversion Price." Such right of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

               6B.  Issuance of Certificates; Time Conversion Effected. Promptly
                    --------------------------------------------------
after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price for such shares shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          6C.   Fractional Shares; Dividends; Partial Conversion.  No fractional
                ------------------------------------------------
shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay, out of assets legally available therefor, in cash an amount equal to all dividends (excluding Series B Accruing Dividends) declared and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          6D.   Adjustment of Price Upon Issuance of Common Stock.  Except as
                -------------------------------------------------
provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, such issue or sale, such Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including the number of shares of Common Stock then issued or issuable upon Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (including the number of shares of Common Stock then issued or issuable upon conversion of all issued and outstanding shares of Preferred Stock).

               For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

               6D(1) Issuance of Rights or Options.  In case at any time the
                     -----------------------------
Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of all such Convertible Securities issuable upon the exercise of such Options) shall be less than a Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of such Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               6D(2) Issuance of Convertible Securities.  In case the
                     ----------------------------------
Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than a Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of such Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of a Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

               6D(3) Change in Option price or Conversion Rate.  Upon the
                     -----------------------------------------
happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Prices in effect at the time of such event shall forthwith be readjusted to the Conversion Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Prices then in effect hereunder are thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Prices then in effect hereunder shall forthwith be increased to the Conversion Prices which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               6D(4) Stock Dividends.  In case the Corporation shall declare a
                     ---------------
dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock, adjustments for which are made under paragraph 6F), Options and Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               6D(5) Consideration for Stock.  In case any shares of Common
                     -----------------------
Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

               6D(6)  Record Date.  In case the Corporation shall take a record
                      -----------
of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               6D(7)  Treasury Shares.  The number of shares of Common Stock
                      ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

               6E.    Certain Issues of Common Stock and Other Events Excepted.
                      --------------------------------------------------------
Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Prices in the case of the issuance by the Corporation or its predecessor of:

         (i) up to an aggregate of 270,000 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers, employees or consultants of the Corporation in connection with their service to the Corporation, including, but not limited to, the issuance of shares of Common Stock upon the exercise of options granted or to be granted under the Catalog.com, Inc. 1997 Stock Option Plan and the Catalog.com, Inc. 1999 Stock Option Plan;

         (ii) Capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions;

         (iii) Shares of Common Stock or Preferred Stock issuable upon exercise of warrants outstanding as of the date of this Certificate of Designations;

         (iv) Shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series B Preferred Stock will be converted to Common Stock.

               6F.    Subdivision of Combination of Common Stock.  In case the
                      ------------------------------------------
Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into greater number of shares, the Conversion Prices in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               6G.  Reorganization or Reclassification.  If any capital
                    ----------------------------------
reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately therefore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately therefore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereto (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

               6H.  Notice of Adjustment.  Upon any adjustment of a Conversion
                    --------------------
Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by telex or telecopier to non-U.S. residents, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

               6I.  Other Notices.  In case at any time:
                    -------------

                    (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock.

                    (2) the Corporation shall offer for subscription pro rata to
                                                                     --- ----
     the holders of its Common Stock any additional shares of stock of any class or other rights.

                    (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                    (4) there shall be a voluntary or involuntary dissolution liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex or telecopier to non-U.S. residents, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          6J.  Stock to be Reserved.  The Corporation will at all times reserve
               --------------------
and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Prices in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Prices of the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by its Certificate of Incorporation.

          6K.  No Reissuance of Preferred Stock.  Shares of Preferred Stock
               --------------------------------
which are converted into shares of Common Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          6L.  Issue Tax.  The issuance of certificates for shares of Common
               ---------
Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          6M.  Closing of Books.  The Corporation will at no time close its
               ----------------
transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          6N.  Definition of Common Stock.  As used in this paragraph 6, the
               --------------------------
term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

          6O.  Mandatory Conversion.   If at any time the Corporation shall
               --------------------
effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public (prior to the deduction of underwriting commissions and expenses) is at least $8,000,000 and (ii) which results in the market equity capitalization of the Corporation being equal to or in excess of $35,000,000 and the listing of the Corporation's securities on a national securities exchange or on The Nasdaq National Market System, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically and without any further action on the part of the Corporation convert to shares of Common Stock.

          6P.  No Impairment.  The corporation will not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

     7.   Redemption.  The shares of Preferred Stock shall be redeemed as
          ----------
follows:

          7A.  Mandatory Redemption of Series B Preferred Stock.  On July 31,
               ------------------------------------------------
2004 (the "Redemption Date"), the Corporation shall redeem any outstanding shares of Series B Preferred Stock.

          7B.  Redemption Price and Payment.  The shares of Series B Preferred
               ----------------------------
Stock to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to $9.00 per share plus an amount equal to all dividends, declared but unpaid thereon, plus all Series B Accruing Dividends, whether or not declared, computed to such Redemption Date, such amount being referred to as the "Redemption Price." Such payment shall be made in full on the Redemption Date to the holders entitled thereto.

          7C.  Subdivision or Combination of Common Stock.  In case the
               ------------------------------------------
Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Redemption Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Redemption Price in effect immediately prior to such combination shall be proportionately increased.

          7D.  Redemption Mechanics.  At least 20 but not more than 30 days
               --------------------
prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, such Redemption Date, the number of shares of Preferred Stock to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof) and the place where said Redemption Price shall be payable.
The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for redemption of such shares of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

          7E.  Redeemed or Otherwise Acquired Shares to be Retired.  Any shares
               ---------------------------------------------------
of Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock.

          7F.  Waiver of Redemption.  For any redemption pursuant to
               --------------------
subparagraph 7A, the holders of a majority of shares of Common Stock issuable upon conversion of outstanding shares of the Series B Preferred Stock may, by written notice given to the Company not later than ten (10) days preceding the Redemption Date, waive the redemption to occur on such Redemption Date.

     8.   Amendments.  No provision of these terms of the Preferred Stock may be
          ----------
amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Preferred Stock.

                                      14